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                                                              Exhibit 16(14)(1)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
  The Kent Funds:

We consent to the use of our report dated February 20, 1998 for The Kent Funds as included herein and to the reference of our firm under the heading "Financial Statements" in the Combined Proxy/Prospectus included herein.


/s/ KPMG LLP
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KPMG LLP


Columbus, Ohio
January 27, 1999